Exhibit 10.5

Silicon Valley Bank

Limited Forbearance and Amendment to Loan Documents

Borrower:	Entrada Networks, Inc.
Rixon Networks, Inc. (fka Entrada Networks-AJ, Inc.)
Sync Research, Inc.
Torrey Pines Networks, Inc.
Microtek Systems, Inc.

Date:  April 5, 2005

THIS LIMITED FORBEARANCE AND AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated December 14, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of March 31, 2005. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Limited Forbearance re Compliance Regarding Monthly Financial Statement Reporting Requirement. Reference is hereby made to the reporting requirements set forth in Section 6.2(a)(i) of the Loan Agreement (the “Monthly Financial Statement Reporting Requirement”). Borrower has failed to comply with the Monthly Financial Statement Reporting Requirement by failing to provide its financial statements for the month ending February 28, 2005 in the manner prescribed by the Monthly Financial Statement Reporting Requirement (the “Reporting Default”). Borrower hereby acknowledges the foregoing Reporting Default. Silicon hereby agrees to forbear from exercising its rights and remedies arising from the Reporting Default until the earlier of the following (the “Forbearance Period”): (i) April 15, 2005 or (ii) the occurrence of an Event of Default (other than the Reporting Default) under the Loan Agreement. It is understood by the parties hereto, however, that such forbearance does not constitute a waiver or forbearance of any other default under, or any other provision or term of, the Loan Agreement or any related document, nor an agreement by Silicon to waive or forbear from exercising its rights and remedies in the future regarding the Reporting Default or any other defaults under, or any other provision or term of, the Loan Agreement.

2. Modified Maximum Advances. Section 2.1.1(b) of the Loan Agreement is hereby amended to read as follows:

(b) Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount, and Bank shall have no obligation to make Advances in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding.

3. Modified Applicable Rate. The Applicable Rate set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Applicable Rate” is a per annum rate equal to the Prime Rate plus eight percent (8.0%).

4. Modified Facility Amount. The Facility Amount set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Facility Amount” is Six Hundred Twenty-Five Thousand Dollars ($625,000).

5. Modified Maturity Date. The Maturity Date set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Maturity Date” is April 30, 2005.

6. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $1,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

7. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

8. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and under-standings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.
Borrower: ENTRADA NETWORKS, INC. By /s/ Kanwar J. S. Chadha President By /s/ Davinder Sethi Ass't Secretary	Silicon: SILICON VALLEY BANK By /s/ Jeffery Strawn Title Senior Vice President
Borrower: RIXON NETWORKS, INC. By /s/ Kanwar J. S. Chadha President By /s/ Davinder Sethi Ass't Secretary	Borrower: SYNC RESEARCH, INC. By /s/ Kanwar J. S. Chadha President By /s/ Davinder Sethi Ass't Secretary
Borrower: TORREY PINES NETWORKS, INC. By /s/ Kanwar J. S. Chadha President By /s/ Davinder Sethi Ass't Secretary	Borrower: MICROTEK SYSTEMS, INC. By /s/ Kanwar J. S. Chadha President By /s/ Davinder Sethi Ass't Secretary

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